CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the 2017 Stock Incentive Plan of our report dated January 30, 2018, with respect to the consolidated financial statements as of and for the years ended October 31, 2017 and 2016, of Coda Octopus Group, Inc. included in its Annual Report for the year ended October 31, 2017, as filed on Form 10-K with the Securities and Exchange Commission.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Tampa, Florida
October 4, 2018